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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Datastream Systems, Inc.:

We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

Greenville, South Carolina                KPMG Peat Marwick LLP
June 26, 1998